EXHIBIT 10.10

EXECUTIVE CONSULTING AGREEMENT

THIS AGREEMENT takes effect on 1st of November, 2006.

B E T W E E N:

Aurelio Resource Corporation, a company continued under the laws of Nevada and having its registered office at 5554 South Prince Street, suite 200, Littleton, Co 80120.

(herein called the “Company”)

OF THE FIRST PART:
AND	Allan J. Marter, 1428 W. Briarwood Ave, Littleton, CO 80120.

(herein called the “Executive”)
OF THE SECOND PART

A N D:	Waiata Inc.

USA

(herein called the “Consultant Company”)

OF THE THIRD PART

WHEREAS:

A. The Company carries on the business of the acquisition, exploration and development of mineral properties (the “Company’s Business”);

B. The Executive has extensive experience in mineral exploration and development and in mining operations; and

C. The Company is desirous of retaining the Consultant Company which will cause the Executive to provide professional and technical consulting services as a consultant to the Company on the terms, conditions and covenants of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations (the receipt and sufficiency whereof are hereby acknowledged), the Company, Consultant Company and the Executive hereby agree as follows:

1. Subject always to the general control and direction of the President and Chief Executive Officer (the “CEO”), the Company hereby retains the Consultant Company as a consultant and the Consultant Company hereby agrees to provide Consulting Services (as defined in paragraph 2 below) in respect of the Company’s

Business activities in Colorado, Arizona, Nevada and/or Mexico. Consultant Company hereby agrees that it will provide the requested Consulting Services through the Executive and the Executive agrees to provide the Consulting Services to the Company on behalf of the Consultant Company.

2. The Executive shall use his reasonable best efforts to provide Consulting Services (as defined below) to the Company and its subsidiaries in connection with the Company’s business in our claim areas and when reasonably requested by the Company, provided that the duties requested by the Company shall be commensurate with the experience and the expertise of the Executive. Without restricting the generality of the foregoing, the Executive shall provide the following services to the Company during the duration of this Agreement as and when requested by the Company (the “Consulting Services”):

(a)	to provide assistance and guidance to the Company and its subsidiaries in the acquisition, development and operations of mineral properties, prospects and projects;

(b)	to contact and negotiate with owners of existing properties of the Company as may be required by the Company and with owners of other suitable mineral properties for potential acquisition by the Company and its subsidiaries; and

(c)	to provide other, mutually agreed services.

3. The Executive shall use his best efforts in the performance of his duties as may be reasonably requested by the Company from time to time, and exercise his powers and discharge his duties honestly, in good faith and in the best interest of the Company and to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances in the promotion of the best interests of the Company.

4. The Executive shall be required to devote an average minimum time of one and a half day/week, his attention and ability to the business affairs of the Company and shall, subject to the provisions of paragraphs 12 and 13 hereof, and may be entitled to engage in other business activities, provided that the Executive shall use his reasonable best efforts to devote his time to the Company to carry out his obligations hereunder.

5. The Executive shall be responsible to and report to the CEO of the Company, and to other personnel as may be directed by the CEO or the Board.

6. The Company shall provide the Executive with access to and copies of information that the Executive may reasonably require to provide the Consulting Services hereunder.

7. The Company shall pay the Consultant Company a consulting fee (the “Consulting Fee”) in the amount of US $2000 per month for Consulting Services rendered to the Company as and when deemed appropriate between the Consultant Company and the Company.

8. Where this Agreement is terminated by the Company, the Company shall forthwith pay to the Consultant Company as liquidated damages an amount equal to at least one month’s Consulting Fee (as contemplated in this Agreement). If it is the case that the Company has insufficient resources necessary to meet its day to day expenses, this Agreement will automatically terminate.

9. The Company shall pay the Consultant Company or Executive, as the case may be, for legitimate and, as practical, provable expenses the Executive incurs with respect to the Company’s business (collectively the “Ordinary Expenses”) provided that any single expense exceeding US $2,000 (an “Extraordinary Expense”) must be pre-approved by the CEO or the Board prior to incurring such expense for Company business.

10. The Consultant Company shall invoice the Company monthly in an amount equal to the Consulting Fee and the Ordinary Expenses and Extraordinary Expenses, if any and as the case may be, owing to the Consultant Company. The invoices shall be accompanied by a daily record of principal services and activities described in reasonable detail along with receipts for all expenses. Each invoice shall be due and payable by the Company within 30 days after the invoice is received by the Company, subject to review and approval by the Company.

11. As further consideration for the Consulting Services, the Consultant Company shall be given the opportunity to purchase 250,000 restricted shares @ $0.001/share and granted options (the “Options”) to purchase 100,000 common shares of the Company at the market price of the Company’s shares on the date of November 1, 2006, subject to regulatory approvals and on the terms of a stock option agreements and the Company’s Stock Option Plan. The Options are valid for a period of three years from the date of issuance. Additional stock options may be granted on a yearly basis.

12. The Executive and the Consultant Company acknowledge that the Company’s business is extremely competitive and that disclosure of any information about the business, properties, prospects or financial affairs of the Company would place the Company at a competitive disadvantage. The Executive and the Consultant Company shall use reasonable effort to preserve and protect the confidential nature of any information concerning the business, properties, prospects or financial affairs of the Company or any of its dealings, transactions or affairs which may be disclosed to the Executive and the Consultant Company by the employees, officers or agents of the Company during the duration of this Agreement or information obtained from or in connection with services provided to the Company by the Executive hereunder. Without restricting the generality of the foregoing, the Executive and the Consultant Company shall not:

(a)	disclose any of the aforesaid information to third parties during the duration of this Agreement and for a period of half (0.5) a year after the termination of this Agreement without the prior written consent of the Company, provided that such consent shall not be required where the information is disclosed:

(i)	to the employees of the Executive and the Consultant Company to enable such persons to assist the Executive in providing the Consulting Services to the Company;

(ii)	to the employees, officers or agents of the Company or such other persons as the directors of the Company may designate; or

(iii)	pursuant to any law, statute, regulation, ordinance or administrative, regulatory or judicial order; or

(b)	use any of the aforesaid information for his own purpose or benefit or to the detriment or intended or probable detriment of the Company.

The foregoing covenants of the Executive and the Consultant Company shall not apply to any information which:

(c)	through no act or omission of the Executive and the Consultant Company becomes generally known or part of the public domain;

(d)	is furnished to others by the Company without restriction on disclosure; or

(e)	is lawfully furnished to the Executive and the Consultant Company by a third party without breach of any existing or future restriction on disclosure owed to the Company.

13. In consideration of the covenants of the Company herein contained, the Executive and the Consultant Company hereby covenant and agree with the Company that:

(a)	the Executive and the Consultant Company shall not, during the duration of this Agreement introduce to any other party any interest in another mineral property (the “Property Interest”) that the Executive or the Consultant Company have introduced to the Company until the Company has advised the Executive and the Consultant Company in writing that it is no longer interested in such Property Interest, provided that the Company must advise the Executive and the Consultant Company whether or not it is interested in such Property Interest within [60] days following the date that the Executive and the Consultant Company introduces such Property Interest to the Company or the Company will be deemed not to be interested in such Property Interest;

(b)

the Executive and the Consultant Company shall not, and for a period of two (2) years after the termination of this Agreement, for any reason, directly or indirectly, as a shareholder, employer or partner or through the medium of any firm, corporation or other entity or in any capacity whatsoever either alone or in conjunction with any individual, firm, corporation, association or other entity:

(i)	solicit or attempt to solicit any employee of the Company away from the Company; or

(ii)	acquire or attempt to acquire any interest in any mineral property within 5 kilometres of any existing properties of the Company or any of its subsidiaries or properties that the Company or any of its subsidiaries currently hold an interest or in respect of which the Company or its subsidiaries are currently in the process of negotiating an interest.

(c)	if any provision of this paragraph 13 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other covenant or provision and the foregoing subparagraphs are declared to be separate and distinct covenants, the Executive and the Consultant Company hereby acknowledge and agree that the restrictions contained herein are reasonable, valid and commensurate with the protection of the legitimate interests of the Company and hereby waiving all defence to the strict enforcement of the provisions of this paragraph 13 by the Company and agreeing that the provisions of this paragraph 13 shall subsist even if this Agreement or any part hereof or the engagement of the Executive and the Consultant Company by the Company shall be terminated for any reason whatsoever and is severable for such purpose; and

(d)	notwithstanding anything herein contained, should any part of the provisions of this paragraph 13 be held to be void or unenforceable by a court of competent jurisdiction, such part may be severed and replaced by the widest term that would not be held to be void or unenforceable.

14. Nothing contained in this Agreement shall be construed to prevent the Executive or any employee, officer or agent of the Consultant Company from:

(a)	acting as a member of the board of directors of any other corporation and from receiving compensation therefrom;

(b)	making investments in any business, whether as a shareholder or otherwise; or

(c)	engaging in other business activities;

provided only that such service as a director, investments, and other business activities do not unreasonably interfere with the Executive’s performance of the Consulting Services hereunder.

15. The appointment of the Consultant Company and the Executive under this Agreement shall be deemed to commence on 1st of November, 2006 (the “Start Date) shall continue (subject to the powers of termination hereinafter contained) until the end of the day on that day that is half a year after the Start Date (the “Termination Date”) and thereafter, this Agreement may be renewed on an [annual] basis by mutual agreement of the parties. For purposes of greater clarity, subject to mutual written agreement to the contrary, this Agreement will automatically terminate on the Termination Date.

16. The Company may immediately terminate this Agreement without notice to the Executive or the Consultant Company where either the Executive or the Consultant Company is in default of this Agreement. If this Agreement is terminated under this paragraph 16, the Consultant Company shall be entitled to receive from the Company and the Company shall pay to the Consultant Company the accrued and unpaid Consulting Fees owing to the Consultant Company, and shall pay all reimbursable Ordinary Expenses and Extraordinary Expenses owing to the Executive up to the date of termination, and the Options, referred to in paragraph 10 herein, shall terminate and shall no longer be exercisable by either the Consultant Company or the Executive.

17. The Company may terminate this Agreement upon 30 days written notice of termination to the Consultant Company in accordance with paragraph 28 herein, provided that the effect of such termination shall be without prejudice to any obligation owing by one party to the other in accordance with this Agreement which shall have accrued and be owing prior thereto. For greater clarity, paragraphs 13 and 14 shall survive any termination of this Agreement.

18. Upon termination the Executive and the Consultant Company shall forthwith deliver to the Company all papers, reports, drawings, technical data and other material in which the Company has exclusive rights by virtue hereof or concerning any business done by the Consultant Company or the Executive on behalf of the Company.

19. This Agreement is not assignable by the Consultant Company or the Executive without the Company first consenting in writing to such assignment, but, the Company may, without the consent of the Consultant Company and the Executive, assign this agreement to any corporation which acquires substantially all of the undertaking, property and assets of the Company, whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale or otherwise, provided that the Company shall give notice thereof to the Consultant Company and the Executive in accordance with paragraph 28 herein and the successor corporation shall assume the obligations of the Company contained herein. Notwithstanding any such assignment by the Company, the Company shall continue to be liable as a principal obligor to the Consultant Company and the Executive and the Consultant Company and the Executive may at their election enforce their rights hereunder, and any remedies sought or taken in respect thereof, directly against the Company without first exhausting his remedies against any such assignee.

20. In the event of a breach or a threatened breach of, or a default or a threatened default under, any of the terms of this Agreement by either party, the parties acknowledge and agree that such breach, threatened breach, default or threatened default, as the case may be, shall cause irreparable harm to the injured party and the injured party shall be entitled to an injunction restraining such breach, threatened breach, default or threatened default, as the case may be, without showing or proving any actual damage. The right to an injunction shall be cumulative and in addition to whatever other remedies the injured party may have under this Agreement, at law or in equity.

21. No delay or failure on the part of any party hereto in exercising any rights under this Agreement, and no partial or single exercise of such rights shall constitute a waiver of such rights or of any other rights under this Agreement.

22. Neither party shall be considered in default in the performance of its obligations under this Agreement to the extent that the performance of such obligations is delayed, hindered or prevented by causes beyond the reasonable control of the party, including but not limited to Acts of God, natural calamities, declared or undeclared blockades, hostilities, legal or illegal acts, omissions or decrees of government, epidemics, delays or interruptions in transportation, disruption of communications, strikes, riots, lock outs, or rebellions. A party claiming force majeure shall promptly notify the other party of the nature and extent of any force majeure claimed, and of the steps, if any, such party is taking to overcome any consequent delay.

23. All questions concerning the construction, enforcement, validity and operation of this Agreement shall be governed by the laws in force from time to time in the State of Colorado. The courts of the State of Colorado shall have jurisdiction (but not exclusive jurisdiction) to hear and determine all questions relating to this Agreement and the parties hereto attorn to the jurisdiction of the said courts.

24. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

25. This Agreement contains the entire agreement between the parties hereto and supersedes all correspondence, negotiation, understandings, representations, and warranties and agreements in respect of the subject matter hereof.

26. No modification of this Agreement shall be binding upon the parties unless the same is made in writing and signed by both parties.

27. Time shall be of the essence of this Agreement.

28. Any notice required to be given pursuant to this Agreement may be given by first class registered postage fully prepaid, telecopy or personal delivery to the party to receive same at the address of such party hereinbefore set out or such other address as that party may designate by notice under this Agreement. Any notice sent by telecopy or delivered personally shall be deemed to be received by and given to the addressee on the day of delivery. Any notice mailed as aforesaid shall be deemed to have been received by and given to the addressee on the seventh Business Day following the date of mailing except in the event of a disruption of postal service, in which event notice shall only be delivered personally. “Business Day” means any day except a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close for business in the State of Colorado of the USA.

29. This Agreement and any amendments thereto may be executed in several counterparts, each of which so executed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute but one and the same instrument.

30. The Executive acknowledges that:

(a)	he has read and understood this agreement; and

(b)	has obtained or had the opportunity to obtain independent legal advice in connection with this agreement and the provisions hereof.

31. This Agreement is subject to regulatory approval.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the 1st day of November, 2006.

SIGNED, SEALED AND DELIVERED by	)
in the presence of:	)

)
Signature	)
)
	)	/s/ Allan J. Marter
Witness Name (print))		Allan J. Marter
)
)
Address	)
)
)
Occupation:	)

AURELIO RESOURCE CORP.

Per:	/s/ Frederik Warnaars
Authorized Signatory
Fred W. Warnaars

Waiata Inc

Per:	/s/ Allan J. Marter
Authorized Signatory
Allan Marter